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Exhibit 6

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

1 May 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

        A total of 264,402 new fully paid shares were allotted today following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise price for these options was in the range $9.53 - $14.65 (168,000 @ $9.53; 50,000 @ $9.99; 30,000 @ $13.26; and 16,402 @ $14.65).

Paid-up Capital

Previously:	1,769,612,251 ordinary shares each fully paid.
Now:	1,769,876,653 (increase of 264,402) ordinary shares each fully paid.

Quoted Capital

        Quoted capital is 1,768,983,653 (increase of 264,402) fully paid ordinary shares.

        Since the record date of 27 November 2002, 893,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

19 May 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

        A total of 247,000 new fully paid shares were allotted on Friday, 16 May 2003 following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise price for these options was in the range $9.53 - $9.57 (147,000 @ $9.53; 15,000 @ $9.56; and 85,000 @ $9.57).

Paid-up Capital

Previously:	1,770,207,653 ordinary shares each fully paid.
Now:	1,770,454,653 (increase of 247,000) ordinary shares each fully paid.

Quoted Capital

        Quoted capital is 1,769,496,653 fully paid ordinary shares (increase of 232,000).

        Since the record date of 27 November 2002, 958,000 fully paid ordinary shares (increase of 15,000) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 SYDNEY NSW 2000 Telephone: (61 2) 9216 0390 Facsimile: (61 2) 9226 1888

22 May 2003

Companies Announcements Platform
Australian Stock Exchange Limited
20 Bridge Street
SYDNEY NSW 2000

Dear Sir/Madam

WESTPAC BANKING CORPORATION	—	PAID UP CAPITAL
	—	QUOTED CAPITAL

        A total of 138,000 new fully paid shares were allotted today following the exercise of options pursuant to Westpac's Senior Officers' Share Purchase Scheme (SOSPS) and/or the General Management Share Option Plan (GMSOP). The exercise price for these options was in the range $9.53 - $9.57 (75,000 @ $9.53 and 63,000 @ $9.57).

Paid-up Capital

Previously:	1,770,454,653 ordinary shares each fully paid.
Now:	1,770,592,653 ordinary shares each fully paid (increase of 138,000).

Quoted Capital

        Quoted capital is 1,769,634,653 fully paid ordinary shares (increase of 138,000).

        Since the record date of 27 November 2002, 958,000 fully paid ordinary shares (unchanged) have been allotted upon exercise of options. These shares are ex-dividend until following next record date in June 2003 and listing will be sought shortly after that date.

Yours faithfully

Michelle Marchhart
Head of Group Secretariat

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  Exhibit 6